FingerMotion and CEO Martin J. Shen Win Awards at the FiNext Conference

SINGAPORE / ACCESSWIRE / March 21, 2024 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile data and services company, today announced that the Company and its Chief Executive Officer, Martin J. Shen, received awards at the FiNext Conference, which took place February 28 and 29, 2024 in Dubai.

FiNext, a leading event for the global financial sector, recognized FingerMotion with its Excellence in Finance - Companies Award, while giving Mr. Shen the Excellence in Finance - Leaders Award, “in recognition of his contribution to the finance industry.”

The FiNext Awards acknowledge the accomplishments of companies and individuals in the finance and fintech sector. According to FiNext, the Excellence in Finance – Companies Award recognizes organizations that have demonstrated “exceptional performance, innovation, and impact within the finance and fintech sector,” while its Excellence in Finance – Leaders Award “highlights the exceptional individuals who have exhibited exemplary leadership, vision, and expertise within the finance and fintech realm. From CEOs and CFOs to industry influencers and thought leaders, this category acknowledges the game-changers and visionaries who have made a lasting impact on the industry.” At the Conference, Mr. Shen also spoke on a panel discussing Cybersecurity, Cyber Compliance, and the Future of Money.

“I am honored and grateful to receive this award,” said Mr. Shen. “And we are proud, as a company, to be recognized for our contributions to our industry. The mobile payment and Big Data sectors, we believe, are poised for an era of substantial growth, not only in China but around the world, and we anticipate that FingerMotion will play a significant role in this process.”

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
1177 Avenue of the Americas, 5th Floor

New York, NY, 10036
Office: (646) 893-5835
Email: info@skylineccg.com

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